Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of
the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Vestis Corporation (the “registrant”) on Form 10-Q for the quarter ended March 28, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “report”), we, Phillip Holloman and Kelly Janzen, Interim Chief Executive Officer and Chief Financial Officer, respectively, of the registrant, certify, pursuant to 18 U.S.C. § 1350, that to our knowledge:

(1)The report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the registrant.

May 6, 2025

/s/ Phillip Holloman

Phillip Holloman

Interim Executive Chairman, President and Chief Executive Officer

/s/ Kelly Janzen

Kelly Janzen

Executive Vice President and Chief Financial Officer